UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 28, 2021

HANOVER BANCORP, INC.

(Exact name of Company as specified in its charter)

New York	333-252262	81-3324480
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 East Jericho Turnpike,
Mineola, New York		11501
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code:  (516) 548-8500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

(1)

On July 30, 2021, Hanover Bancorp, Inc. (the “Company”) entered into: (i) a Second Amended and Restated Employment Agreement with Michael P. Puorro, the Company’s Chairman and Chief Executive Officer; (ii) a Third Amended and Restated Employment Agreement with Brian K. Finneran, the Company’s President and Chief Financial Officer; (iii) an Amended and Restated Change in Control Agreement with Kevin Corbett, the Company’s Executive Vice President & Chief Credit Officer; and (iv) an Amended and Restated Employment Agreement with McClelland W. Wilcox, the Company’s Senior Executive Vice President, Head of Commercial Lending and Chief Revenue Officer (collectively, the “Executive Agreements”).

Each of the Executive Agreements were amended so as to ameliorate certain unintended effects of Sections 280G and 4999 of the Internal Revenue Code in the event of a “change in control” of the Company, as such term is defined in the agreement. Other than the foregoing, the agreements are unchanged.

The foregoing description of the Executive Agreements is qualified in its entirety by reference to the full text of each, a copy of which is attached as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

(2)

On July 28, 2021, the Company’s Board of Directors approved and adopted 2021 Equity Compensation Plan (the “Plan”). The general purpose of the Plan is to foster and promote the long-term success of the Registrant and its shareholders by providing members of management, including employees and management officials, with an equity interest in the Registrant. The Plan will further assist the Registrant in attracting and retaining the highest quality of experienced persons to serve as employees and Directors and in aligning the interests of such persons more closely with the interests of the Registrant’s shareholders by encouraging such parties to maintain an equity interest in the Registrant.

The Plan provides for the grant of non-qualified stock options, deferred stock, performance units and restricted stock awards. Persons eligible to receive awards under the Plan are those employees, officers, Directors, advisory committee member, or other individual service providers of the Company or any of its subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to the success and growth of the Company,

The maximum aggregate number of shares of the Company’s common stock issuable under the Plan is 427,500. Under the Plan, the number and price of shares available for grant and the number of shares covered by stock options will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the common stock of the Company.

The Plan will be administered by the Compensation Committee of the Board of Directors, which will have power to (i) designate the participants to receive awards, and (ii) determine the number of shares subject to each award, the date of grant and the terms and conditions governing the awards, including any vesting schedule, provided that vesting of all award will not be less than one year from the date of grant. In addition, the Committee is charged with the responsibility of interpreting the Plan and making all administrative determinations thereunder.

Options granted under the Plan will be nonqualified stock options. The Compensation Committee will determine the exercise price of options granted under the Plan. The exercise price of stock options may not be less than the fair market value per share of the Company’s common stock on the date of grant. Fair market value is to be determined by the Board of Directors in good faith, unless the Company’s stock is then traded on a national securities exchange. In that case, fair market value will be determined by the price on the exchange. The maximum term for stock options is ten years. The Compensation Committee will establish the vesting schedule and other terms and conditions of options.

The Compensation Committee is authorized to award restricted common stock. Eligible participants chosen to receive restricted stock awards under the Plan will be granted shares of the Company’s common stock, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

The Compensation Committee is authorized to award deferred stock awards under the Plan. Deferred stock awards generally consist of the right to receive shares of common stock in the future, subject to such conditions as the Compensation Committee may impose including, for example, continuing employment or service for a specified period of time. Prior to settlement, deferred stock awards do not carry voting, or other rights associated with stock ownership. Cash or stock dividends shall be deferred with respect to such deferred stock, either as a cash deferral or as additional shares of restricted stock, if related to a stock dividend, until the end of the deferral period applicable to the deferred stock on which the dividend was paid. Unless the Compensation Committee determines otherwise, shares of deferred stock awards will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries.

The Compensation Committee is authorized to award performance shares and/or performance units under the Plan. The Committee may grant performance units, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. The Compensation Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award.

The Company’s Board of Directors may amend, suspend or terminate the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement with Michael P. Puorro

10.2	Third Amended and Restated Employment Agreement with Brian K. Finneran

10.3	Amended and Restated Change in Control Agreement with Kevin Corbett

10.4	Amended and Restated Employment Agreement with McClelland W. Wilcox

10.5	2021 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER BANCORP, INC.
(Registrant)

Dated: July 30, 2021	By:	/s/ Brian K. Finneran
Brian K. Finneran
President and Chief Financial Officer

Index of Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement with Michael P. Puorro

10.2	Third Amended and Restated Employment Agreement with Brian K. Finneran

10.3	Amended and Restated Change in Control Agreement with Kevin Corbett

10.4	Amended and Restated Employment Agreement with McClelland W. Wilcox

10.5	2021 Equity Compensation Plan